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                                  [SBA LOGO]

                                      NEWS


                              FOR IMMEDIATE RELEASE

                 SBA COMMUNICATIONS CORPORATION ANNOUNCES RECORD
                               OPERATIONAL RESULTS

BOCA RATON, FLORIDA, July 11, 2000 (NASDAQ NM: SBAC) - SBA Communications Corporation ("SBA") reported that in the second quarter it increased its tower portfolio by 309 towers to 1,660 total towers. Of the 309 towers added in the second quarter, 217 were newly-built and 92 were acquisitions of existing towers. The 92 towers were acquired in 23 separate transactions at an aggregate price of $37.8 million. Based on tenant leases executed as of June 30, 2000, same tower revenue growth for the trailing twelve months on the 770 towers SBA owned as of June 30, 1999 was 35%. With respect to the 1,351 towers owned at the beginning of the second quarter, SBA executed 216 new tenant leases in the quarter at an average initial monthly rental of $1,528, which is an annualized rate of .64 new tenants per tower.

At June 30, 2000, SBA had agreements to acquire 147 additional existing towers in 38 separate transactions for an aggregate purchase price of $56.4 million. These acquisitions are anticipated to close within the next six months. SBA is currently involved in projects for over 1,500 new tower builds for its ownership throughout the nation, consisting of over 600 build-to-suit mandates from wireless carriers and over 900 sites SBA is developing through its strategic siting efforts.

"Operationally, the second quarter was the best in SBA's history," commented Steven Bernstein, Chief Executive Officer. "Towers built, towers bought and tenant leases executed were all records for us. Our backlog of new tower builds, acquisitions, services business and tenant leases remains very strong."

"Our lease-up results are well ahead of plan and to our knowledge on a per tower basis are the best in our industry," added Jeff Stoops, SBA's President. "We are very pleased with our record number of new tower additions for the quarter, both acquired and built, which are also well ahead of our plan for the year. As a result of our strong second quarter performance, we are increasing our planned investment in new tower builds this year to a minimum of 600 towers."

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA's primary focus is the construction of new towers and acquisition of existing towers for its own account. Since it was founded in 1989, SBA has participated in the development of over 14,000 antenna sites in the United States.
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For additional  information,  please contact  Jeffrey A. Stoops,  President,  at
561-995-7670.

Information Concerning Forward-Looking Statements

Some information in this release is forward looking. These forward-looking statements may be affected by the risks and uncertainties in the company's business. This information is qualified in its entirety by cautionary statements and risk factors disclosure contained in certain of the company's Securities and Exchange Commission filings. The company wishes to caution readers that certain important factors may have affected and could in the future affect the company's actual results and could cause the company's actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the company. Such factors include, but are not limited to, (1) our ability to secure as many site leasing tenants as planned;
(2) our ability to expand our site leasing business and maintain or expand our site development business; (3) our ability to complete construction of new towers on a timely and cost-efficient basis, including our ability to successfully address zoning issues, carrier design changes, changing local market conditions and the impact of adverse weather conditions; (4) our ability to identify and acquire new towers, including our capability to timely complete due diligence and obtain third party consents; (5) our ability to retain current lessees on newly acquired towers; (6) our ability to realize economies of scale for newly acquired towers; (7) the continued dependence on towers and outsourced site development services by the wireless communications industry; (8) our ability to compete effectively for new tower opportunities and site development services in light of increased competition, and (9) our ability to raise substantial additional financing to expand our tower holdings. With respect to proposed acquisitions, a number of factors including without limitation ongoing due diligence, third party consents and the lack of definitive documentation will affect the timing of consummation or whether such acquisitions are ever consummated (of which there can be no assurance). With respect to pending new tower build projects, a number of factors will affect the timing and number of new build completions, including without limitation zoning difficulty, carrier design changes, changing local market conditions and weather. The company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof.